Exhibit 99.1

FAME(tm) Study Fluocinolone Acetonide in Diabetic Macular Edema Month 36 Results Peter A. CampochiaroThe Wilmer Eye InstituteThe Johns Hopkins University School of MedicineBaltimore, MD

Potential Conflicts of Interest

- The FAME™ Study is sponsored by Alimera Sciences Inc.
- Research Support
  - Alimera Sciences Inc.
  - Genentech
  - GlaxoSmithKline
  - Molecular Partners
  - Genzyme
  - Oxford BioMedica
  - Alcon
- Consulting Agreements
  - Allergan
  - Pfizer
  - Novartis
  - Ora
- Institutional Consulting Agreements
  - Genentech
  - GlaxoSmithKline

Non-bioerodable cylindrical tube 3.5 mm long, 0.37 mm in diameter Injected through a self sealing wound via 25-gauge proprietary inserter Two doses compared 0.2µg (Low Dose) and 0.5µg (High Dose) of fluocinolone acetonide (FAc) per day ILUVIEN(r) Drug Delivery Insert ILUVIEN(r) is a trademark of Alimera Sciences.ILUVIEN is an investigational drug, currently under review by several health authorities worldwide.

Consistent and Low Daily Dosing in vitro Average Daily Wet Release Rates Human Aqueous Humor Levels(1) ILUVIEN is expected to deliver a sustained therapeutic effect over a 24 to 36 month period (1) Campochiaro PA, Hafiz G, Shah SM, Bloom S, Brown DM, Busquets M, Ciulla T, Feiner L, Sabates N, Billman K, Kapik B, Green K, Kane F; Famous Study Group. Sustained Ocular Delivery of Fluocinolone Acetonide by an Intravitreal Insert. Ophthalmology. 2010 Mar 2. [Epub ahead of print] PubMed PMID: 20202684.

FAME Studies

Two randomized, double-masked, parallel group, multicenter, dose-finding trials

Designed to assess the safety and efficacy of 0.2 µg/d and 0.5 µg/d fluocinolone acetonide (FAC) intravitreal inserts vs sham injection in patients with DME

Key Inclusion Criteria

- Age 18 years or older
- DME with Center point thickness ≥ 250 µm by Stratus OCT
- BCVA: ≥ 20/50 and ≤ 20/400 in study eye
≥ 20/400 in fellow eye
- At least 1 macular laser treatment > 12 weeks prior to screening

0 6 12 18 24 30 36 Low Dose (0.2 µg/d) High Dose (0.5 µg/d) Sham Control FAME Study Design Laser Allowed After Week 6* Retreatment any time after Month 12 (if eligible)** Study Ends Randomization 2:2:1 Primary Readout Subjects with DME and:^ 1 previous laserBCVA ^ 19 and ^ 68 letters (~20/50 to 20/400) in study eyeTD-OCT center point thickness ^ 250 ^m Month: * At masked investigators' discretion** If BCVA loss ^ 5 letters or FTH ^ 50µm from best reading in previous 12 months

Baseline Characteristics and Demographics Baseline Characteristics and Demographics

Baseline Visual Acuity and Foveal Thickness Baseline Visual Acuity and Foveal Thickness

Patient Disposition Patient Disposition

(CHART) Time (Months) Patients (%) 27.8% 28.7% 18.9% P = .018 Percentage of Patients With ^ 15-Letter Improvement Over Baseline Primary Readout 28.6% 28.7% 16.2% P = .002

^15 Letter increase in BCVA Trials A&B Combined Control(n = 185) 0.2 µg/d FAc(n = 376) p Value Percentage of Subjects Responding Percentage of Subjects Responding Month 24 16.2% 28.7% 0.002 Month 27 14.6% 28.7% <0.001 Month 30 15.1% 31.4% <0.001 Month 33 17.3% 29.0% 0.004 Month 36 18.9% 28.7% 0.018

Mean Change From Baseline in BCVA Letter Score 0.5 µg/d FAc (n = 395) 0.2 µg/d FAc (n = 376) Control (n = 185) Months 2.0 5.3 5.3 P = .018 P = .007 Mean Change in BCVA Letter Score

Time to Cataract AEa a Phakic patients only. 1.0 0.9 0.8 0.7 0.6 0.5 0.4 0.3 0.2 0.1 0.0 Time to Event (Months) 0 6 12 18 24 30 36 42 Probability of Event Control0.2 µg/d FAc0.5 µg/d FAc

Time To Cataract Surgery 1.0 0.9 0.8 0.7 0.6 0.5 0.4 0.3 0.2 0.1 0.0 Probability of Event Time to Event (Months) 0 6 12 18 24 30 36 42 Control0.2 µg/d FAc0.5 µg/d FAc

# Mean BCVA Letter Change in 0.2 μg/d FAc Patients



Mean Change From Baseline in BCVA Letter Score
10
8
6
4
2
0
-2
-4
-6
-8
0
3
6
9
12
15
18
21
24
27
30
33
36
Months
Pseudophakic (n = 140)
Phakic (n = 48)
Phakic › Pseudophakic (n = 188)

Control (n = 32)0.2 µg/d FAc (n = 184) Control (n = 21)0.2 µg/d FAc (n = 136) BCVA, best-corrected visual acuity; FAc, fluocinolone acetonide. a Baseline represents the last visit prior to cataract surgery Post-Cataract Surgery Visual Acuity Outcomes in ILUVIEN-Treated Patients vs Control Baselinea Months Postcataract Surgery Mean Change in BCVA Letter Score Data on file. Alimera Sciences.

Time (Months) Patients (%) 31.9% 33.0% 21.4% Percentage of Patients With ^ 15-Letter Improvement, Observed Cases Control 185 182 174 165 158 151 150 132 134 134 128 124 126 0.2 µg/d FAc 374 356 357 339 327 306 301 291 287 277 278 257 270 0.5 µg/d FAc 394 383 374 353 353 332 309 301 300 292 289 268 276 Patients, n P = .030

Time (Months) 7.1 8.1 3.2 Mean Change in BCVA Among Patients Who Completed the 36-Month Assessment Control 126 126 126 121 124 121 123 113 120 120 118 114 126 0.2 µg/d FAc 270 263 265 263 257 256 257 256 259 252 259 245 270 0.5 µg/d FAc 276 272 270 260 265 262 250 255 264 258 267 257 276 Patients, n Mean Change in BCVA Letter Score P = .007

Mean Center Point Retinal Thickness Over Time (A + B) 280.0 µm 308.6 µm 299.9 µm Months Mean Center Point Thickness in Study Eye (µm) 0.5 µg/d FAc (n = 388) Control (n = 182) 0.2 µg/d FAc (n = 369) Difference in change from baseline vs controlP = .015 for 0.2 µg/d FAc P = .004 for 0.5 µg/d FAc

Study, Laser, and Off-Protocol Treatments Control(n = 185) 0.2 µg/d FAc(n = 376) 0.5 µg/d FAc(n = 395) Study Treatments (Sham injection or ILUVIEN device) Study Treatments (Sham injection or ILUVIEN device) Study Treatments (Sham injection or ILUVIEN device) Study Treatments (Sham injection or ILUVIEN device) 1 treatment, % 71.4 74.4 70.7 2 treatments, % 23.8 21.6 23.2 ^ 3 treatments, % 4.8 4.0 6.1 Rescue Laser Treatments (at masked physician's discretion after week 6) Rescue Laser Treatments (at masked physician's discretion after week 6) Rescue Laser Treatments (at masked physician's discretion after week 6) Rescue Laser Treatments (at masked physician's discretion after week 6) Patients, n (%) 115(62.2) 156(41.5) 157(39.7) P value - .002 < .001 Off-Protocol Treatments (IVTA, bevacizumab, or ranibizumab) Off-Protocol Treatments (IVTA, bevacizumab, or ranibizumab) Off-Protocol Treatments (IVTA, bevacizumab, or ranibizumab) Off-Protocol Treatments (IVTA, bevacizumab, or ranibizumab) Patients, n (%) 61(33.0) 57(15.2) 64(16.3) P value < .001 < .001

^ 3-Step Improvement of Diabetic Retinopathy From Baseline (ETDRS) Patients (%) Months

Most Common Serious Ocular AEsa Most Common Serious Ocular AEsa ..a Events reported at ^ 1% either active arm, excluding cataract operation.

Cataract-Related Events Cataract-Related Events a Phakic patients only.b For a minimum of 7 days. Subjects, %(Study Eye) Control(n = 185) 0.2 µg/d FAc (n = 375) 0.5 µg/d FAc(n = 393) IOP > 30 mm Hg 4.3 18.4 22.9 Any IOP-lowering medsb 14.1 38.4 47.3 Trabeculoplasty 0.0 1.3 2.5 Incisional IOP-lowering surgery 0.5 4.8 8.1 IOP-Related Events

Conclusions

ILUVIEN (0.2mcg/d) currently under review by the FDA

- Efficacy
  - In FAME A and B combined, **28.7%** of ILUVIEN treated patients achieved ≥15 letter gain at month 36 with peak effect of **31.4%** at month 30, both statistically significant
  - Observed cases response peaks at month 30 with **36%** improving by 15 letters or greater vs baseline
  - Statistically significant effect in both FAME A and B as late as month 33
- Safety
  - IOP elevation requiring surgical intervention at 36 mos = **4.8%**
  - Outcome post-cataract surgery is excellent, possibly due to ongoing protective effect of ILUVIEN
- Emphasizes the power of sustained delivery

Acknowledgments The FAME Study Group956 Patients101 sites in North America, Europe and IndiaFundus Photograph Reading CenterEndothelial Cell Count Reading CenterCROs: Chiltern, EMMES, SIRO, CovanceAlimera Sciences Inc.pSivida Inc.